Exhibit 99.2

Supplemental Operating and Financial Information

First Quarter 2006

Table of Contents

Corporate Information	1

Financial Information
Selected Financial Data	3
Consolidated Statements of Operations	4
Non-GAAP Financial Measures	5
Consolidated Balance Sheets	6
Debt Summary	7

Portfolio Information
Property Summary	8
Lease Expiration Information	9
Other Property Information	10

Selected Financial Data

Company Overview

AmeriVest Properties Inc. is a real estate investment trust (REIT) which owns and operates commercial office buildings in selected markets catering to small and medium size businesses. At March 31, 2006, AmeriVest owned 12 properties totaling approximately 1,738,000 square feet located in metropolitan Denver, Dallas and Phoenix. On May 24, 2006, the Company will hold its 2006 Annual Meeting of Stockholders. At this meeting, the stockholders will vote on the Plan of Liquidation, which was previously approved by the Board on February 9, 2006.

Strategy

We believe that office space for small to medium size businesses is a large and underserved market. According to data compiled by the Office of Advocacy of the U.S. Small Business Administration, 89% of all U.S. businesses employed fewer than 20 employees. As a result, we believe that many businesses have office space requirements of no more than 4,000 square feet.

Small to medium size businesses often have specific needs and limitations that are different from larger businesses. For example, small and medium size businesses generally cannot afford large corporate staffs to manage their office leasing requirements. These businesses have needs similar to larger firms, such as access to cutting edge technology, conference facilities, high quality telecommunications services and other amenities, but may not have a comparable budget. Our strategy is to focus on providing an office product targeted to this large market and its unmet needs in a cost effective manner. The key elements of our strategy include:

Provide a superior, consistent product - We provide amenities for the small and medium size businesses in our office properties that usually only larger companies would be able to obtain, such as conference rooms with the latest telecommunication and presentation equipment, high levels of common area and tenant finish, including well-designed, pre-built move-in ready space, and depending on the location, various other technology and service amenities relative to the needs of our targeted small business tenant.

Streamline the leasing process - Our leasing process is designed to meet the unique needs of a small to medium size tenant with limited real estate expertise, through our “no hassle” leasing philosophy which reduces the lease transaction time and cost for the tenant and us.

Provide a high level of service - With our deliberate focus on small and medium size businesses, we have developed a positive, service-oriented approach specifically tailored for our customer base.

Target select cities - We have historically targeted cities that have excellent small business growth demographics.

As a result of our focused strategy, we believe that our properties provide office space that is particularly attractive for small and medium size businesses. By executing on our strategy, we believe we have been able to maintain high occupancy rates while still maintaining strong rent per square foot trends in our core markets as compared to the general office market.

Directors and Executive Officers

Name	Position	Initial Date as Director
Charles K. Knight	Chief Executive Officer, President and Director	1999

Kathryn L. Hale	Chief Financial Officer and Secretary	—

Patrice Derrington	Outside Director	2003

Harry P. Gelles	Outside Director	2000

Robert W. Holman, Jr.	Chairman	2001

John A. Labate	Outside Director	1995

Jerry J. Tepper	Outside Director	2000

Corporate Headquarters	Investor Relations

1780 South Bellaire Street	Becky Nichols
Suite 100	(303 297-1800 x 104)
Denver, Colorado 80222	beckyn@amvproperties.com
(303) 297-1800

Stock Exchange	Ticker

American Stock Exchange	AMV

Financial Information

Selected Financial Data

	As of and for the three months ended
	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
	(amounts in thousands, except share, per share and property data)

Operating Data
Real estate operating revenue (1)	$8,893	$8,917	$8,609	$8,622	$8,722
General and administrative expenses	1,336	986	1,043	1,446	1,246
G&A as a percentage of revenue	15.0%	11.1%	12.1%	16.8%	14.3%

Real estate operating revenue (2)	$9,433	$12,039	$11,995	$12,242	$12,903
G&A as a percentage of revenue (2)	14.2%	8.2%	9.0%	12.1%	9.7%

Property operating expenses (1)	$3,703	$3,716	$3,282	$3,691	$3,456
Net operating income (1) (3)	5,190	5,201	5,327	4,931	5,266

Earnings/(Loss) Per Share
Net earnings/(loss)	$13,533	$407	$(5,430)	$(3,091)	$(2,584)
Earnings/(loss) per share - basic	0.56	0.02	(0.23)	(0.13)	(0.11)
Earnings/(loss) per share - diluted	0.56	0.02	(0.23)	(0.13)	(0.11)

Funds from Operations (FFO) (4)
FFO	$1,811	$(5,121)	$(849)	$1,371	$2,398
FFO per share - basic	0.08	(0.21)	(0.04)	0.06	0.10
FFO per share - diluted	0.08	(0.21)	(0.04)	0.06	0.10

Balance Sheet Data
Net investment in real estate	$221,389	$269,603	$312,792	$322,884	$322,606
Total assets	234,197	283,910	332,519	338,743	338,705
Total liabilities	137,207	200,493	249,571	249,193	246,208
Minority interest	—	—	—	1,379	1,492
Total shareholders’ equity	96,990	83,417	82,948	88,171	91,005

Common Stock Data
Common shares outstanding	24,128,206	24,121,306	24,105,464	24,062,639	24,022,597
Weighted average shares - basic	24,122,426	24,114,460	24,074,937	24,046,982	24,011,672
Weighted average shares - diluted (FFO)	24,127,393	24,114,460	24,074,937	24,093,637	24,098,003
Closing share price	$4.42	$4.17	$4.09	$4.17	$5.18
Closing share price range for period (high - low)	$4.68 - $4.15	$4.29 - $3.35	$4.77 - $3.81	$5.45 - $3.95	$6.64 - $5.08

Dividends declared per share	$—	$—	$—	$—	$—
Annualized dividend yield	N/A	N/A	N/A	N/A	N/A
Market value of common equity	$106,647	$100,586	$98,591	$100,341	$124,437
Total liabilities	137,207	200,493	249,571	249,193	246,208
Total market capitalization	$243,854	$301,079	$348,162	$349,534	$370,645

Property Data
Properties owned	12	14	16	17	17
Rentable square feet	1,738,121	2,159,679	2,451,002	2,508,066	2,508,115
Occupancy (5)	90.0%	90.5%	89.6%	89.4%	89.0%

(1)  All periods exclude the results from discontinued operations.

(2)  All periods include the results from discontinued operations.

(3)  See page 5 for a definition of net operating income and a reconciliation of net operating income to net earnings/(loss).

(4)  See page 5 for a reconciliation of FFO to net gain/(loss) and a comparison of FFO per share to net earnings/(loss) per share, the most directly comparable GAAP measures. FFO is not intended to be a measure of cash flow or liquidity.

(5)  See page 8 for more information on the Company’s occupancy at March 31, 2006.

Consolidated Statement of Operations

	Three months ended March 31,
	2006	2005

Real Estate Operating Revenue
Rental revenue	$8,892,599	$8,722,072

Real Estate Operating Expenses
Property operating expenses -
Operating expenses	2,508,683	2,185,835
Real estate taxes	1,193,880	1,270,456
General and administrative expenses	1,336,248	1,246,442
Interest expense	2,174,836	2,842,027
Depreciation and amortization expense	3,161,176	3,194,483
Strategic alternatives expenses	126,969	69,371
Total operating expenses	10,501,792	10,808,614

Loss From Continuing Operations	(1,609,193)	(2,086,542)

Other Income
Interest income and other	95,966	10,739
Total other income	95,966	10,739

Loss Before Discontinued Operations	(1,513,227)	(2,075,803)

Net Earnings/(Loss) from Discontinued Operations (1)	15,046,598	(508,217)

Net Earnings/(Loss)	$13,533,371	$(2,584,020)

Earnings/(Loss) Per Share
Basic	$0.56	$(0.11)
Diluted	$0.56	$(0.11)

Weighted Average Common Shares Outstanding
Basic	24,122,426	24,011,672
Diluted	24,127,393	24,011,672

Reconciliation to Funds from Operations (FFO): (2)
Net earnings/(loss)	$13,533,371	$(2,584,020)
Depreciation and amortization expense on real estate investments	3,100,211	4,744,656
Loss/(gain) on disposition of depreciated real estate	(15,327,481)	21,804
Deferred financing costs and prepayment penalties associated with the disposition of real estate	505,003	215,993
FFO	$1,811,104	$2,398,433

Funds from Operations per share - diluted	$0.08	$0.10

Weighted Average Common Shares Outstanding - FFO Diluted	24,127,393	24,098,003

(1)  The following amounts reflect net earnings/(loss) from real estate investments classified as discontinued operations, including net gains/(losses) on properties sold. The three months ended March 31, 2006 consists of Financial Plaza and Keystone, which were sold in January 2006. The three months ended March 31, 2005 includes the 2006 dispositions and the 2005 dispositions (AmeriVest Plaza at Inverness, Chateau Plaza, Panorama Falls and the Texas State Buildings).

Rental revenue - properties sold	$540,283	$4,180,505
Property operating expenses - properties sold	(192,551)	(1,839,182)
Net operating income - properties sold	347,732	2,341,323
Interest expense	(123,612)	(1,056,536)
Deferred financing costs and prepayment penalties associated with the disposition of real estate	(505,003)	(215,993)
Depreciation and amortization expense	—	(1,643,289)
Minority interest	—	88,082
Gain/(loss) on sale	15,327,481	(21,804)
Net earnings/(loss) from discontinued operations	$15,046,598	$(508,217)

(2)  See page 5 for a reconciliation of FFO to net earnings/(loss) and a comparison of FFO per share to net earnings/(loss) per share, the most directly comparable GAAP measures. FFO is not intended to be a measure of cash flow or liquidity.

Non-GAAP Financial Measures

Funds from Operations -

Funds from Operations (FFO) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) in the October 1999 White Paper (amended in April 2002), to be an appropriate measure of performance for an equity REIT, for reasons, and subject to the qualifications, specified in the paragraphs entitled “Non-GAAP Financial Measures” below. The following table reflects the reconciliation of FFO from net earnings/(loss) and a comparison of FFO per share to net earnings/(loss) per share, the most directly comparable GAAP measures:

	Three months ended
	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05
	(amounts in thousands, except share and per share amounts)

Funds from Operations (FFO) -
Net earnings/(loss)	$13,533	$407	$(5,430)	$(3,091)	$(2,584)
Depreciation and amortization expense	3,100	3,012	4,582	4,462	4,744
(Gain)/loss on sale	(15,327)	(8,678)	(1)	—	22
Deferred financing costs and prepayment penalties associated with the disposition of real estate	505	138	—	—	216
FFO	$1,811	$(5,121)	$(849)	$1,371	$2,398

Earnings/(loss) per share - diluted	$0.56	$0.02	$(0.23)	$(0.13)	$(0.11)

FFO per share - diluted	$0.08	$(0.21)	$(0.04)	$0.06	$0.10

Common Stock Data -
Weighted average shares - diluted	24,127,393	24,114,460	24,074,937	24,093,637	24,098,003

Non-GAAP Financial Measures - Funds from Operations (FFO) is a non-GAAP financial measure. FFO is defined as net income or loss, computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses from sale of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because it facilitates an understanding of the operations performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income or loss (determined in accordance with GAAP) as an indication of our financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. FFO may include funds that may not be available for our management’s discretionary use due to requirements to conserve funds for capital expenditures, debt repayments, property acquisitions and other commitments and uncertainties.

Net Operating Income -

Net Operating Income (NOI) is a non-GAAP financial measure. NOI is defined as rental revenues less property operating expenses. We rely on NOI for assessing property performance and believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of NOI to Net Earnings/(Loss) (amounts in thousands):

	Three months ended March 31,
	2006	2005

Net Operating Income	$5,190	$5,266
General and administrative expenses	(1,336)	(1,246)
Interest expense	(2,175)	(2,842)
Depreciation and amortization expense	(3,161)	(3,195)
Strategic alternatives expense	(127)	(69)
Interest income and other	96	10
Net earnings/(loss) from discontinued operations	15,046	(508)
Net earnings/(loss)	$13,533	$(2,584)

Consolidated Balance Sheets

	March 31, 2006	December 31, 2005

Assets
Investment in real estate -
Land	$48,059,765	$48,059,765
Buildings and improvements	166,983,570	166,431,824
Furniture, fixtures and equipment	1,303,405	1,304,879
Tenant improvements	14,567,608	14,245,047
Tenant leasing commissions	4,023,206	3,479,965
Intangible assets	13,342,198	13,371,477
Real estate assets - held-for-sale, net	—	46,930,658
Less: accumulated depreciation and amortization	(26,890,948)	(24,220,447)
Net investment in real estate	221,388,804	269,603,168

Cash and cash equivalents	2,397,403	988,420
Escrow deposits and restricted cash	4,021,609	4,920,968
Accounts receivable, net	743,376	1,310,627
Deferred rents receivable	3,728,854	4,511,512
Deferred financing costs, net	1,199,848	1,421,375
Prepaid expenses and other assets	717,374	923,928
Other assets - held-for-sale	—	229,792
Total assets	$234,197,268	$283,909,790

Liabilities
Secured mortgage loans and notes payable	$127,068,220	$127,673,784
Unsecured line of credit	—	29,897,129
Secured mortgage loans - held-for-sale	—	28,232,661
Accounts payable and accrued expenses	4,905,071	6,917,224
Accrued real estate taxes	2,405,038	4,195,875
Prepaid rents, deferred revenue and security deposits	2,828,305	3,273,861
Other liabilities - held-for-sale	—	302,208
Total liabilities	137,206,634	200,492,742

Shareholders’ Equity
Preferred stock, $.001 par value
Authorized - 5,000,000 shares
Issued and outstanding - none	—	—

Common stock, $.001 par value
Authorized - 75,000,000 shares
Issued and outstanding - 24,128,206 and 24,121,306 shares, respectively	24,128	24,121
Capital in excess of par value	133,262,065	133,231,147
Other comprehensive income	9,290	—
Distributions in excess of accumulated earnings	(36,304,849)	(49,838,220)
Total shareholders’ equity	96,990,634	83,417,048
Total liabilities and shareholders’ equity	$234,197,268	$283,909,790

Debt Summary

		March 31, 2006			December 31, 2005
Lender	Mortgaged Property	Maturity Date	Principal Balance	Interest Rate (1)	Principal Balance	Interest Rate (1)
Fixed Rate -
Greenwich Capital Financial Products	Parkway Centre II Centerra Southwest Gas Building	10/1/2008	$37,086,330	5.13%	$37,306,859	5.13%

Metropolitan Life Insurance Company	Parkway Centre III	9/10/2009	14,726,201	4.47%	14,813,833	4.47%

Southern Farm Bureau Life Insurance Company	Scottsdale Norte	4/1/2011	6,490,918	7.90%	6,507,070	7.90%

J. P. Morgan Chase	Hackberry View - 1st	9/1/2012	11,249,032	6.57%	11,287,282	6.57%

J. P. Morgan Chase	Hackberry View - 2nd (2)	9/1/2012	930,004	8.00%	937,796	8.00%

Teachers Insurance and Annuity Association of America	Sheridan Center Arrowhead Fountains Kellogg Building	1/1/2013	28,231,907	7.40%	28,360,682	7.40%

Allstate Life Insurance Company	Camelback - 1st	9/5/2014	15,554,695	5.82%	15,631,631	5.82%

Allstate Life Insurance Company	Camelback - 2nd	9/5/2014	4,860,842	5.82%	4,884,884	5.82%

GEMSA	Hampton Court	11/1/2007	7,900,000	5.48%	7,900,000	5.48%

Subtotal			127,029,929	5.98%	127,630,037	5.98%

Variable Rate - KeyBank National Association - $10 million Senior Secured Line of Credit	Greenhill Park	12/28/2006	—	—	—	—

KeyBank National Association - Unsecured Line of Credit	Unsecured	n/a	—	—	29,897,129	6.91%
		Subtotal	—	—	29,897,129	6.91%

Other notes payable - Lease Capital Corporation	Phone system	10/31/2007	38,291	11.11%	43,747	11.11%

Subtotal, excluding held-for-sale properties			127,068,220	5.98%	157,570,913	6.16%

Held-for-Sale Portfolio:
Security Life of Denver Insurance Company	Keystone Office Park - 1st	(3)	—	—	4,119,506	8.00%

Security Life of Denver Insurance Company	Keystone Office Park - 2nd	(3)	—	—	462,967	8.63%

Allstate Life Insurance Company	Financial Plaza	(3)	—	—	23,650,188	5.25%

Subtotal, held-for-sale properties			—	—	28,232,661	5.71%
Total debt			$127,068,220	5.98%	$185,803,574	6.09%

Scheduled maturities, including scheduled principal payments (for the years ended December 31,) -

2006	1,796,689
2007	9,858,090
2008	36,886,592
2009	15,246,244
2010	1,537,734
Thereafter	61,742,871
Total	$127,068,220

Debt information (for the three months ended March 31, 2006) -

Additions	$—
Repayments, including repayments at disposition	(58,073,709)
Scheduled principal payments	(661,645)
Net change in mortgage payable	$(58,735,354)

(1)  Interest only, does not include amortization of deferred financing costs or unused facility fees.

(2)  The amount recorded reflects a net present value calculation based on a fair market value rate of 8%. The actual loan balance assumed was $697,847 at an interest rate of 15%.

(3)  Property was sold in January 2006.

Property Summary

			March 31, 2006		December 31, 2005
Building / Location	Year Acquired	Rentable Area (1)	Occupancy Rate (2)	Average Rent Per SF (3)	Occupancy Rate (4)	Average Rent Per SF (3)
Same Store
Sheridan Center
Denver, CO	2000	140,290	79.7%	$15.31	79.7%	$15.95

Arrowhead Fountains
Peoria, AZ	2001	96,203	98.1%	22.09	100.0%	22.08

Kellogg Building
Littleton, CO	2001	111,501	96.3%	19.59	95.1%	19.56

Parkway Centre II
Plano, TX	2002	151,940	93.9%	20.01	85.5%	19.61

Centerra
Denver, CO	2002	187,571	83.3%	17.24	84.2%	17.36

Southwest Gas Building
Phoenix, AZ	2003	145,699	89.0%	22.89	90.3%	23.08

Scottsdale Norte
Scottsdale, AZ	2003	79,689	100.0%	22.87	100.0%	22.76

Greenhill Park
Addison, TX	2003	247,794	86.2%	16.95	86.5%	17.41

Camelback Lakes
Phoenix, AZ	2004	202,262	85.2%	24.56	100.0%	23.78

Hackberry View
Irving, TX	2004	114,598	95.7%	20.13	95.7%	21.01

Parkway Centre III
Plano, TX	2004	152,391	90.5%	19.61	91.2%	20.61

Hampton Court
Dallas, TX	2004	108,183	100.0%	21.55	98.0%	21.46
	Subtotal	1,738,121	90.0%	20.04	91.2%	20.26
Held-for-Sale
Keystone Office Park (5)
Indianapolis, IN	1999/2003	N/A	N/A	N/A	79.1%	17.35

Financial Plaza (5)
Mesa, AZ	2003	N/A	N/A	N/A	90.8%	23.59
	Subtotal	—	—	—	87.7%	21.82

	Total	1,738,121	90.0%	$20.04	90.5%	$20.61

(1)  Includes office space but excludes storage, telecommunications and garage space. In preparation for the sale of the assets, we have re-evaluated and reconciled each building’s Net Rentable Area (NRA). Only changes to vacant office areas are reflected, resulting in an increase of 3,193 square feet of NRA over the portfolio. Existing leases have defined net rentable areas, some of which are not subject to adjustment. As tenant spaces rollover, new NRA based on appropriate core factors for each property will be applied.

(2)  Includes approximately 13,000 square feet (0.7% of total rentable area) that has been leased but is not yet occupied and approximately 4,000 square feet (0.2% of total rentable area) that is leased but has been vacated.

(3)  Annualized cash basis revenue divided by leased area.

(4)  Includes approximately 37,000 square feet (1.7% of total rentable area) that has been leased but is not yet occupied and approximately 20,000 square feet (0.9% of total rentable area) that is leased but has been vacated.

(5)  These buildings were sold in January 2006.

Lease Expiration Information

The following schedules detail the tenant lease expirations at March 31, 2006 in total and by geographic region: (1)

Consolidated

Year	Number of Leases	Square Footage	Annual Revenue (2)	Percentage of Total Annual Revenue
2006	77	183,989	$3,819,632	12.3%
2007	74	266,681	5,431,332	17.5%
2008	85	263,979	5,116,089	16.5%
2009	52	285,480	6,261,412	20.1%
2010	41	286,504	5,782,114	18.6%
2011	26	125,436	2,485,183	8.0%
2012	4	18,988	382,553	1.2%
2013	1	9,818	233,865	0.8%
2014	3	34,201	497,277	1.6%
2015	5	53,210	1,057,961	3.4%
2016	—	—	—	—
Total	368	1,528,286	$31,067,418	100.0%

Denver

Year	Number of Leases	Square Footage	Annual Revenue (2)	Percentage of Total Annual Revenue
2006	48	56,123	$1,007,904	16.1%
2007	42	72,585	1,347,653	21.5%
2008	43	91,991	1,706,766	27.2%
2009	19	31,201	568,150	9.0%
2010	6	22,001	341,636	5.4%
2011	9	35,981	649,384	10.3%
2012	2	3,713	71,101	1.1%
2013	—	—	—	—
2014	2	29,937	411,997	6.6%
2015	4	10,073	173,652	2.8%
2016	—	—	—	—
Total	175	353,605	$6,278,243	100.0%

Phoenix

Year	Number of Leases	Square Footage	Annual Revenue (2)	Percentage of Total Annual Revenue
2006	14	60,350	$1,386,977	12.5%
2007	13	48,097	1,128,266	10.1%
2008	20	60,343	1,312,980	11.8%
2009	19	139,161	3,440,610	31.0%
2010	14	138,461	3,250,188	29.2%
2011	5	24,150	604,671	5.4%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—
Total	85	470,562	$11,123,692	100.0%

Dallas

Year	Number of Leases	Square Footage	Annual Revenue (2)	Percentage of Total Annual Revenue
2006	15	67,516	$1,424,751	10.4%
2007	19	145,999	2,955,413	21.7%
2008	22	111,645	2,096,343	15.3%
2009	14	115,118	2,252,652	16.5%
2010	21	126,042	2,190,290	16.0%
2011	12	65,305	1,231,128	9.0%
2012	2	15,275	311,452	2.3%
2013	1	9,818	233,865	1.7%
2014	1	4,264	85,280	0.6%
2015	1	43,137	884,309	6.5%
2016	—	—	—	—
Total	108	704,119	$13,665,483	100.0%

(1)  Excludes month-to-month tenants.

(2)  Represents the annual base rent and excludes any adjustments for straight-line or expense recoveries.

Other Property Information

Geographic Distribution

The following chart illustrates the geographic distribution of our properties by square footage at March 31, 2006:

Portfolio by Lease Size

Lease Size	Occupied Area	% of Occupied Area	Number of Leases	% of Total Leases
2,500 square feet and under	262,336	17.2%	204	55.5%
2,501 to 5,000 square feet	273,680	17.9%	78	21.2%
5,001 to 10,000 square feet	356,230	23.3%	52	14.1%
10,001 to 25,000 square feet	448,960	29.4%	30	8.2%
25,001 to 50,000 square feet	71,707	4.7%	2	0.5%
50,000 square feet and greater	115,373	7.5%	2	0.5%
	1,528,286	100.0%	368	100.0%

Ten Largest Customers

Tenant Name	Tenant Industry	Property	Lease Expiration	Square Feet	Annualized Rent (1)	% of Total Consolidated Annual Revenue (1)
Southwest Gas Corporation	Energy	Southwest Gas	8/31/09	60,046	$1,501,150	4.8%
Capstar Radio Operating Co.	Entertainment	Camelback Lakes	5/31/10	55,327	1,438,502	4.6%
Hewitt Associates L.L.C.	Consulting/business services	Hackberry View	1/31/15	43,137	884,309	2.8%
DNA Productions	Computer systems and software	Hackberry View	6/30/09	28,570	537,946	1.7%
Schlumberger Technology Corp.	Energy	Greenhill Park	7/31/07	24,606	478,435	1.5%
Compass Bank	Financial services - bank	Camelback Lakes	9/30/09	23,883	600,092	1.9%
DaimlerChrysler Services North America	Wholesale trade, manufacturing	Greenhill Park	12/31/10	21,225	339,600	1.1%
Theodore Financial Group	Financial services - insurance	Centerra	11/30/14	19,798	244,703	0.8%
Allied Solutions, LLC	Financial services - insurance	Parkway Centre II	12/31/09	19,576	352,368	1.1%
Meritage Corporation	Real estate	Parkway Centre III	12/31/10	19,329	415,574	1.3%
				315,497	$6,792,679	21.6%

Tenant Diversification by Industry

The following table categorizes the leased area of our properties by our tenant’s industry at March 31, 2006:

Real estate	13.0%
Consulting and business services	9.5%
Healthcare	9.3%
Financial services - insurance	6.9%
Energy	6.8%
Financial services - mortgage	6.4%
Computer systems and software	6.2%
Wholesale trade and manufacturing	6.2%
Financial services - advisement and brokerage	5.8%
Legal	5.5%
Travel, entertainment and food service	5.4%
Telecommunications	5.4%
Accounting	2.3%
Financial services - banks	2.0%
Other	9.3%

(1)  Represents the current annualized base rent and excludes any adjustments for straight-line rent or expense recoveries.